Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ATA Creativity Global:

We consent to the use of our report incorporated by reference herein and to the reference of our firm on the cover page of and under the headings “Prospectus Summary” and “Experts” in the prospectus.

/s/ Audit Alliance LLP

Singapore

April 25, 2024